EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2012 Long-Term Incentive Plan of Proto Labs, Inc. of our reports dated February 28, 2014, with respect to the consolidated financial statements of Proto Labs, Inc. and the effectiveness of internal control over financial reporting of Proto Labs, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2013, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Minneapolis, Minnesota

February 28, 2014